Exhibit 10.4

AMENDMENT TO EMPLOYMENT AGREEMENT
BETWEEN VOIP INC. AND ROBERT STAATS

The within is an Amendment to the Employment Agreement executed on May 17, 2006 between VOIP INC. , a Texas corporation (the “Company”) and ROBERT STAATS (the “Executive”).

WHEREAS, the Company and the Executive entered into an employment agreement executed on May 17, 2006 (“Prior Agreement”); and

WHEREAS, the Company and the Executive desire to reaffirm and amend the Prior Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:

1.  Amendments Valid and Subsisting. The Company and Executive agree that the Prior Agreement is valid, subsisting and binding. Annexed hereto and made a part hereof and marked EXHIBIT A is a true copy of the Prior Agreement as executed.

2.  Stock Compensation. The Company and Executive agree that Section 2.3 of the Prior Agreement is revised as follows:

The Company, upon execution of the within Amendment, agrees to issue to Executive 2,000,000 shares of Common Stock of the Company, par value $0.001 (the “Common Stock”) of the Company. The Company further agrees to use its best efforts to register these shares in the next registration statement filed by Company.

3.  Performance Bonus.  The Company and Executive agree that the last sentence of Section 2.1 of the Prior Agreement is revised as follows:

Executive shall have the opportunity to earn a performance bonus in accordance with the Company's Performance Bonus Plan; as such plan may be modified over time. Pursuant to the Performance Bonus Plan, Executive will have a target bonus for meeting established performance objectives. The Bonus shall consist of performance-based stock options which and shall be included in the Company's Employee Stock Option Plan. In the event the performance criteria and formal Bonus Plan is not in effect at any time during the term of this Agreement, then during said time that the Bonus Plan is not in effect, the Company will pay a $7,500 cash bonus per quarter to Executive until the Performance Bonus Plan is in place, effective October 1, 2006.

4. Other Benefits. The Company and Executive agree that Section 3.2 of the Prior Agreement is revised to add the following:

Executive will also be entitled to a monthly vehicle allowance of $750.00.

5.  Board Approval. The Company warrants and represents to Executive that the Board of Directors of the Company has ratified, adopted and approved the within Agreement, and that the Company will take the necessary action to file the appropriate Disclosure Report with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have set their hands and seals this 4th day of May, 2007.

VOIP INC.

By:	/s/ Anthony Cataldo
Anthony Cataldo, CEO

By:	/s/ Robert Staats
Robert Staats